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                                                               EXHIBIT 10(e)(i)


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                              EMPLOYMENT AGREEMENT

      WHEREAS, VIROLOGIX CORPORATION, a Delaware corporation having offices at 666 Third Avenue, 30th Floor, New York, NY 10017 and DR. WILLIAM W. HALL, c/o University College Dublin, Department of Microbiology, Belfield, Dublin 4, Ireland (referred to as "Hall") have entered into a consulting agreement dated as of January 1, 1996, as amended (the "Consulting Agreement").

      WHEREAS, the Company has entered into a License and Research Support Agreement, dated as of February 27, 1996 ("the "License Agreement") with The Rockefeller University, 1230 York Avenue, New York, NY 10021 ("Rockefeller"), with whom Hall was formerly affiliated, covering certain technology relating to vaccines and therapeutics, and the development of animal models for use in pharmaceutical discovery.

      WHEREAS, in connection with the Company's License Agreement with Rockefeller and the Company's support of scientific research engaged by University College Dublin ("University College") thereunder, the Company desires to retain Hall, and Hall desires to be retained, as Chief Scientific Officer.

      NOW, THEREFORE, the parties hereby further supersede the Consulting Agreement with this Employment Agreement (the "Agreement").

            1. Duties. The Company hereby retains Hall as its Chief Scientific Officer, to assist in the administration of the License Agreement and in the performance of scientific research thereunder in research laboratories at University College (the "Services"), and Hall hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of his ability. In this regard, Hall shall devote an average of 19% of his business time and attention to matters on which the Company shall request his services, subject to the direction of senior management of the Company.

            2. Term. Hall's is hereby retained through December 31, 1997 (the "Initial Term"), and his term hereunder shall be automatically renewed for up to three additional one (1) year periods (each period a "Renewal Term"; together with the Initial Term, the "Period") unless either party notifies the other in writing of its intention not to so renew this Agreement no less than 90 days prior to the expiration of the Initial Term or any Renewal Term.

            3. Place of Performance. In connection with rendering Services to the Company, Hall shall be based in Dublin, Ireland, where University College's research laboratories are located. Hall acknowledges that the Company may require that from time to time Hall travel on behalf of the Company in connection with scientific conferences or meetings with potential strategic or financial partners or advisors, or in connection with potential financing transactions, and the Company shall give Hall reasonable prior notice of such requirements and an approximation of the number of days that Hall's services will be required.

            4. Compensation and Expenses.

            (a) In consideration for Hall's performing the Services for the Company, the Company shall pay to Hall a base salary of $75,000 per year, payable quarterly in advance.

            (b) In addition to his base salary, Hall may also be paid annual bonuses and other compensation, including stock options, as may be determined by the Board of Directors of the Company.

            (c) The Company will reimburse Hall for actual out-of-pocket expenses incurred in connection with the performance of the Services, provided


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that Hall submits receipts or other expense records to the Company in accordance with the Company's general reimbursement policy then in effect.

            5. Employee Benefit Plans. During the Term, Hall shall be entitled to the employee benefits, including vacation, health and other insurance benefits made available by the Company to any other employee of the Company.

            6. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Company and its affiliates, successors and assigns and is binding upon and inures to the benefit of Hall and his successors and assigns; provided that in no event shall Hall's obligations to perform the Services be delegated or transferred by Hall without the prior written consent of the Company.

            7. Termination.

            (a) This Agreement may only be terminated by the Company for Cause, or upon Hall's death or Disability.

            (b) The Company shall have "Cause" to terminate this Agreement upon
(i) Hall's conviction of, or plea of "no contest" to, any felony; or (ii) any material breach by Hall of any provision of this Agreement.

            (c) "Disability" shall mean Hall's incapacity due to physical or mental illness that results in his being unable to substantially perform his duties hereunder for six consecutive months (or for six months out of any nine month period). The Company shall give Hall written notice of termination which shall take effect thirty (30) days after the date it is sent to Hall unless Hall shall have returned to the performance of his duties hereunder during such thirty (30) day period (whereupon such notice shall become void).

            (d) If the Company ends the Term for Cause or Disability, or if Hall resigns as an employee of the Company, or if Hall dies, then the Company shall have no obligation to pay Hall any amount, whether for salary, benefits, bonuses, or other compensation or expense reimbursements of any kind, accruing after the end of the Term, and such rights shall, except as otherwise required by law, be forfeited immediately upon the end of the Term.

            8. Inventions, Patents and Technology. Hall shall promptly and fully disclose to the Company any and all inventions, methods, improvements, discoveries, original works of authorship, trade secrets, or other intellectual property conceived, developed or reduced to practice by Hall or any of his employees, consultants or research assistants, during the performance of the Services hereunder or derived from Confidential Information, as hereinafter defined, including without limitation, as relates to the Core Technology, as defined in the License Agreement (collectively, "Work Product"). Hall shall treat all Work Product as the Confidential Information of the Company. Hall agrees and does hereby assign to the Company and its successors and assigns, without further consideration, his entire right, title and interest in and to all Work Product developed during the performance of Services hereunder or derived from any Confidential Information, whether or not patentable or copyrightable, including all Work Product developed at University College, subject only to the provisions of the License Agreement and Rockefeller's rights thereunder and any other existing written agreement Hall may have with Rockefeller. Hall further agrees to execute all applications for patents and/or copyrights, domestic or foreign, assignments and other papers necessary to secure and enforce rights relating to the Work Product. The parties acknowledge that all original works of authorship that are made by Hall within the scope of the Services and that may be protected by copyrighted are "works made for hire," as that time is defined in the United States Copyright Act (17 USC Section 101).

            9. Covenants.

            (a) Hall hereby recognizes that the value of all trade secrets and other proprietary data and all other information of the Company not in the


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public domain ("Confidential Information") disclosed by the Company in the course of performing the Services with the Company is attributable substantially to the fact that such Confidential Information is maintained by the Company in the strict confidentiality and secrecy and would be unavailable to others without the expenditure of substantial time, effort or money. Hall, therefore, covenants and agrees to keep strictly secret and confidential the Confidential Information of the Company in accordance with the following provisions of this
Section 9(a), subject only to the provisions of the License Agreement and Rockefeller's rights thereunder. Hall covenants and agrees to safeguard the Confidential Information of the Company disclosed to or otherwise acquired by Hall in the course of performing the Services and to prevent the disclosure or other dissemination thereof to any third party, or the use thereof by any competitor. In implementation of the foregoing, Hall shall not disclose any of the Confidential Information of the Company to any employee, consultant or research assistant except those for whom disclosure is necessary for the effective performance of their responsibilities as employees, consultants or research assistants and, in each case, only to the extent required for such effective performance of responsibilities by employees, consultants or research assistants to whom such disclosure is made pursuant to this Section 9(a). The obligations undertaken by Hall pursuant to this Section 9(a) shall not apply to any Confidential Information which hereafter shall become published or otherwise generally available to the public, except in consequence of a willful or negligent act or admission by Hall, or his employees, consultants or research assistants, in contravention of the obligations hereinabove set forth in this
Section 9(a), and such obligations shall, as so limited, survive expiration or termination of this Agreement.

            (b) Hall shall not, during or after the term of this Agreement, make any statement or do any act which will disparage or injure the goodwill or reputation of the Company.

            (c) Hall acknowledges and agrees that (i) the principal business of the Company is development of the Core Technology, as defined in the License Agreement; (ii) he is one of the limited number of persons who has developed such business; (iii) the business of the Company is conducted primarily throughout the United States but also internationally; (iv) his work for the Company has included the identification and solicitation of present and prospective strategic partners; (v) his work for the Company has provided him, and his services for the Company will continue to provide him, with confidential information. To induce the Company to enter into this Agreement, Hall covenants and agrees that:

                  (i)   From the date hereof and until the date that is two
(2) years from the expiration of the Period (the "Restricted Period"), Hall shall not unless with written consent of the Company:

      (A) engage in the business of research and development of the Core Technology, or, (I) during the Period, engage in the business of research and development of any other products or processes in which the Company is engaged during the term of this Agreement or in any other business presently being conducted or which may from time to time be conducted by the Company, or, (II) during the two year period after the end of the Period, engage in the business of research and development of any other products or processes in which the Company had been engaged at the end of the Period or for the six (6) months prior thereto or in any other business conducted by the Company at the end of the Period or for the six
      (6) months prior thereto (collectively the "Prohibited Activity") in the United States or elsewhere for his own account;

      (B) directly or indirectly, enter the employ of, or render any services to, any individual, corporation, partnership or other business entity (a "Person") engaged in any Prohibited Activity in the United States or elsewhere; or

      (C) become interested in any Person engaged in any Prohibited Activity in the United States, directly or indirectly, as an individual, partner,


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      shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that Hall may own directly or indirectly, solely as an investment, securities of any Person which are traded on any national securities exchange if Hall (x) is not a controlling person of, or a member of a group which controls, such person or (y) does not, directly or indirectly, own 5% or more of any class of securities of such person;

                  (ii) directly or indirectly hire, engage or retain any person which at any time during the Restricted Period or for the two year period prior thereto was a supplier, client or customer of the Company, or directly or indirectly solicit, entice or induce any such person to become, a supplier, client or customer of any other person engaged in any Prohibited Activity; or

                  (iii) directly or indirectly hire, employ or retain any person who at any time was an employee of the Company or directly or indirectly solicit, entice, induce or encourage any such person to become employed by any other person.

            (d) The restrictions of Section 9(c) shall continue to apply in the event that the Hall elects not to renew this Agreement in accordance with the provisions of Section 2.

            (e) Notwithstanding the foregoing, the restrictions of Section 9(c) shall not apply in the event Hall is terminated without Cause by the Company or if the rights to the Core Technology revert back to The Rockefeller University.

            (f) Hall hereby acknowledges that the covenants and agreements contained in Sections 8 and 9 (the "Restrictive Covenants") are reasonable and valid in all respects and that the Company is entering into this Agreement, inter alia, on such acknowledgment. If Hall breaches, or threatens to commit a breach, of any of the Restrictive Covenants, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity: (i) the right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; (ii) the right and remedy to require Hall to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by Hall as the result of any transactions constituting a breach of any of the Restrictive Covenants, and Hall shall account for and pay over such Benefits to the Company; (iii) if any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions; and (iv) if any court construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

            (g) The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction, within the geographical scope of such Covenants, as to breaches of such Covenants in such other respective jurisdictions such Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.


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            10. Representations and Warranties. Hall represents and warrants that he is not under any obligation, contractual or otherwise, to Rockefeller, University College, or to any other person, which would prevent his entering into this Agreement or prevent, impede or hinder his fully faithfully performing any of his duties and services hereunder.

            11. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefor has been duly received, or
(iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed as follows:

            If, to Hall:

                  Dr. William W. Hall
                  c/o University College Dublin
                  Department of Microbiology
                  Belfield, Dublin 4
                  Ireland
                  Fax: 011-353-1-269-7611

            If, to the Company:

                  Virologix Corporation
                  666 Third Avenue, 30th Floor
                  New York, NY 10017
                  Attention: President
                  Fax: 212-986-2399

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


            12. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by authorized officers of each party. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of New York. Any controversy arising under or in relation to this Agreement shall be settled by binding arbitration in New York, New York in accordance with the laws of the State of New York and the rules of the American Arbitration Association.

            13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            14. Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reduction it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.


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      IN WITNESS WHEREOF, this Employment Agreement has been executed by the
Company and Hall as of February 12, 1997.


                                        VIROLOGIX CORPORATION


                                        By: /s/ Joshua D. Schein
                                            ----------------------------
                                              Authorized Officer



                                            /s/ William W. Hall
                                            ---------------------------
                                            Dr. William W. Hall


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